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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 7 to Registration Statement No. 333-72748 on Form S-3 of Advanced Energy Industries, Inc. of our report, dated August 24, 2001, except for Notes 9 and 14, as to which the date is March 1, 2002, related to Aera Japan Limited and subsidiaries appearing in the Current Report on Form 8-K/A of Advanced Energy Industries, Inc. filed on April 2, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU
Tokyo, Japan



May 1, 2002